UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Great Wolf Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-0510250

(State of incorporation or organization)	(IRS Employer Identification No.)

122 West Washington Ave., 6th Floor Madison, Wisconsin	53703

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-118148

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share

(Title of class)

SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-1, File No. 333-118148, as amended, initially filed with the Securities and Exchange Commission on August 12, 2004 (the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits.

1.	Form of Amended and Restated Certificate of Incorporation of Great Wolf Resorts, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, Commission File No. 333-118148)

2.	Form of Amended and Restated Bylaws of Great Wolf Resorts, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1, Commission File No. 333-118148)

3.	Form of Specimen Certificate of the Common Stock, par value $0.01 per share, of Great Wolf Resorts, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1, Commission File No. 333-118148)

4.	Form of Registration Rights Agreement by and among Great Wolf Resorts, Inc. and the persons names therein (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1, Commission File No. 333-118148)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREAT WOLF RESORTS, INC.
BY: /s/ J. Michael Schroeder
J. Michael Schroeder
DATE: December 8, 2004	General Counsel and Corporate Secretary